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                                                                    EXHIBIT 23.3




                        [RYDER SCOTT COMPANY LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We consent to the use of the name of this firm and of certain information contained in our reserve report dated March 31, 1996, prepared for Mariner Energy, Inc. (the "Company"), in the Registration Statement on Form S-4 of the Company relating to the registration under the Securities Act of 1933 of an aggregate principal amount of $100,000,000 of the Company's 10 1/2% Senior Subordinated Notes, Series B. We also consent to the reference to us as an expert in petroleum engineering under the heading "Independent Petroleum Engineers" in such Registration Statement.


                                        /s/  RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS


                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Houston, Texas
September 23, 1996